Exhibit 15.1

Acknowledgement of Ernst & Young LLP,

Independent Registered Public Accounting Firm

Board of Directors

Leidos Holdings, Inc.

We are aware of the inclusion in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-210796) and related Prospectus of Leidos Holdings, Inc. of our report dated May 26, 2016 relating to the unaudited combined interim financial statements of the Information Systems & Global Solutions business of Lockheed Martin Corporation for the quarter ended March 27, 2016.

/s/ Ernst & Young LLP

McLean, Virginia

July 11, 2016